UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

WECAST NETWORK, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

WECAST NETWORK, INC.

Building B4, Tai Ming International Business Court,

Tai Hu Town, Tongzhou District, Beijing, China 101116

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Information Concerning the Actions by Written Consent

This Information Statement is being furnished to the shareholders of Wecast Network, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, for the purpose of informing our shareholders that, on May 23, 2017, our board of directors approved by written consent, and on June 1, 2017 the shareholders holding a majority of the voting power of the Company also approved by written consent, an amendment of the Articles of Incorporation of the Company to change of our name from Wecast Network, Inc., to “Seven Stars Cloud Group, Inc.”

Under the laws of the State of Nevada and our bylaws, shareholder action may be taken by written consent without a meeting of the shareholders. The written consent of our board of directors and the written consent of the shareholders holding a majority of the voting power of the Company are sufficient to approve the amendment described above (the "Amendment"). Therefore, no proxies or consents were or are being solicited in connection with the Amendment.

We intend to file a Certificate of Amendment to our Articles of Incorporation to effectuate the Amendment. The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We expect the filing will be made within a few days after the later of the date that is 20 days from the date this Information Statement is disseminated to our shareholders. We intend to issue a press release announcing the effective date of the name change and our new trading symbol.

Record Date

Our board of directors has fixed the close of business on May 26, 2017 (the "Record Date"), as the record date for determining our shareholders who are entitled to receive this Information Statement. Only our shareholders of record as of the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the record date: 62,008,535 shares of our common stock, par value $0.001 per share (“Common Stock”) were issued and outstanding and held of record by approximately 327 shareholders of record, with each of those shares being entitled to one (1) vote; 7,000,000 shares of our Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”) were issued and outstanding and held of record by 1 shareholder of record, with the holders thereof being entitled to ten (10) votes for each share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock.

Shareholders as of the Record Date who did not consent to the Amendment are not entitled to dissenters’ rights or appraisal rights in connection with the Amendment under the laws of the State of Nevada or under our bylaws.

Expenses

The cost of preparing and furnishing this Information Statement will be borne by us. We may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the Record Date.

Shareholders Sharing an Address

We will deliver, or cause to be delivered, only one copy of this Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We undertake to promptly deliver, or cause to be promptly delivered, upon written or oral request, a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement is delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement by contacting us at the address set forth above. Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify us at the address set forth above.

Information Regarding the Amendment

Reasons for Name Change

The board of directors believes the change of our name from “Wecast Network, Inc.” to “Seven Stars Cloud Group, Inc.” will be in our best interests as the new name reflects the Company’s new direction and strategy. The Company selected a name that could better encompass and further establish its identity in the industry and to more accurately represent its full portfolio of cloud-based solutions and services aimed at Chinese and global businesses and enterprises. This name change marks a new and expanded focus, and it also references the established goodwill and brand recognition from our Chairman Bruno Wu’s Sun Seven Stars Media Group conglomerate.

Approval of Name Change

On May 23, 2017, the Board approved and on June 1, 2017 the holders of 41,103,141 of the outstanding votes entitled to vote on the matter, representing 57.61% of the votes of our issued and outstanding voting shares, executed and delivered to the Company the written consents approving the Amendment. Accordingly, in compliance with the laws of the State of Nevada and our bylaws a majority of the outstanding voting shares has approved the Amendment, and no other vote or proxy is required of the shareholders.

Effect on Shareholders

The change of name will not effect in any way the validity or transferability of stock certificates outstanding at the time of the name change, our capital structure or the trading of our Common Stock on the NASDAQ Capital Market. Following implementation of the amendment, shareholders may continue to hold their existing certificates or receive new certificates reflecting the name change by delivering their existing certificates to the Company’s transfer agent. Shareholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the name change.

No Appraisal Rights

Our shareholders do not have any “appraisal” or “dissenters” rights in connection with the approval or implementation of the Amendment.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of May 26, 2017 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our executive officers and directors as a group; and (iii) by all of our executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Wecast Network, Inc., at Building B4, Tai Ming International Business Court, Tai Hu Town, Tongzhou District, Beijing, 101116, China.

Shares Beneficially Owned (1)

		Common Stock(2)			Series A Preferred Stock (3)		Combined Common Stock and Series A(4)
Name and Address of Beneficial Owner	Office, If Any	Shares		% of Class	Shares	% of Class	Votes		Percentage
Directors and Officers
Bruno Wu	Chairman	24,615,775		38.6%	7,000,000	100%	33,949,105	(5)	46.4%
Bing Yang	CEO and Director	200,000	(9)	*	0	*	100,000		*
Simon Wang	CFO	0		*	0	*	0		*
Mingcheng Tao	Former CEO and Director	0		*	0	*	0		*
Shane McMahon	Vice Chairman	6,415,247	(6)	9.8%	0	*	6,415,247		8.6%
Mei Chen	Former CFO	0		*	0	*	0		*
Grace He	Former Vice President of Finance	40,000	(11)	*	0	*	40,000		*
Weicheng Liu	Former CEO and Director	2,929,787	(7)	4.7%	0	*	2,929,787		4.1%
Yue Xu	Former Vice President	0		*	0	*	0		*

James Cassano	Director	91,782	(8)	*	0	*	91,782		*
Jin Shi	Director	59,475	(10)	*	0	*	59,475		*
Jerry Fan	Director	14,793		*	0	*	14,793		*
Sean Wang	Director	174,546	(12)	*	0	*	174,546		*
All officers and directors as a group (13 persons named above)		34,541,405		51.3%	7,000,000	100%	43,874,735		57.2%

5% Securities Holders

C Media Limited
CN11 Legend Town, No. 1 Ba Li Zhuang Dong Li Chaoyang District, Beijing 100025 China	5,714,285	9.2%	0	*	5,714,285		8.0%
Wecast Media Group Limited
Wing On Centre, 111 Connaught Road Central, 16th Floor, Hong Kong	24,411,891	38.2%	7,000,000	100%	33,745,221	(5)	46.1%

* Less than 1%.

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our securities. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	A total of 62,008,535 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of May 26, 2017.

(3)	Based on 7,000,000 shares of Series A Preferred Stock issued and outstanding as of May 26, 2017, with the holders thereof being entitled to cast ten (10) votes for every share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into 0.1333333 shares of Common Stock), or a total of 9,333,330 votes.

(4)	Represents total voting power with respect to all shares of our Common Stock and Series A Preferred Stock.

(5)	Includes (i) 7,000,000 shares of Series A Preferred Stock, (ii) 22,797,593 shares of Common Stock, (iii) 1,818,182 shares underlying warrants exercisable within 60 days at $2.75 per share. 14,793 shares of Common Stock are beneficially owned directly by Bruno Wu, 189,091 shares of Common Stock are beneficially owned by Lan Yang, the spouse of Bruno Wu and 24,411,891 shares of Common Stock and the 7,000,000 shares of Series A Preferred Stock are beneficially owned directly by Wecast Media Group Limited (formerly known as Sun Seven Stars Hong Kong Cultural Development Limited), a Hong Kong Company (“WMG”) a wholly–owned subsidiary of Shanghai Sun Seven Stars Cultural Development Limited, a PRC company (“SSSSCD”) a wholly– owned subsidiary of Tianjin Sun Seve75n Stars Culture Development Limited, a PRC company (“TSSSCD”) a wholly–owned subsidiary of Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”) a directly controlled subsidiary of Tianjin Sun Seven Stars Partnership Management Co., Ltd., a PRC company (“TSSS”). Lan Yang, who is the direct controlling shareholder and the Chairperson of TSSS, is the spouse of the Company’s director Bruno Wu, who serves as the Chairman, Chief Executive Officer and as a director of SSS. Each of SSS, Mr. Wu, TSSS, Mrs. Yang, TSSSCD and SSSSCD shares with WMG voting and dispositive power over the securities held by WMG. Each of SSS, Mr. Wu, TSSS, Mrs. Yang, TSSSCD and SSSSCD expressly disclaims beneficial ownership of securities held by any person or entity, except to the extent of their pecuniary interest therein.

(6)	Includes (i) 3,257,933 shares of Common Stock, (ii) 533,333 shares of Common Stock underlying options exercisable within 60 days at $3.00 per share, (iii) 40,000 shares of Common Stock underlying options exercisable within 60 days at $4.50 per share; and (iv) 166,666 shares of Common Stock underlying options exercisable within 60 days at $2.00 per share. In addition, Mr. McMahon’s shares of Common Stock includes 2,417,316 shares of Common Stock, issuable within 60 days, upon conversion of a promissory note which is convertible into Common Stock at a conversion price of $1.50, until December 31, 2018.

(7)	Includes 293,333 shares underlying options exercisable within 60 days at $3.75 per share and 40,000 shares underlying options exercisable within 60 days at $4.50 per share.

(8)	Includes 13,333 shares underlying options exercisable within 60 days at $2.00 per share and 8,974 shares underlying options exercisable within 60 days at $2.91 per share. Also includes 14,793 restricted shares of Common Stock granted under our 2010 Equity Incentive Plan, which vested on April 1, 2017. Mr. Cassano has sole voting power with respect to the restricted shares but do not have sole or shared dispositive power until the restricted shares vest.

(9)	Includes (i) 100,000 restricted shares of Common Stock, granted under our 2010 Equity Incentive Plan in 2016 out of which 25,000 of the shares vested on April 11, 2016 and 3/48 of the shares then vest on the last day of each quarter until total number of shares granted have vested, and (ii) 100,000 restricted shares of Common Stock, granted under our 2010 Equity Incentive Plan in 2017, out of which 25,000 of the shares vested on April 11, 2017 and 3/48 of the shares then vest on the last day of each quarter until total number of shares granted have vested, and. Mr. Yang has sole voting power with respect to the restricted shares but do not have sole or shared dispositive power until the restricted shares vest.

(10)	Includes 14,793 restricted shares of Common Stock granted under our 2010 Equity Incentive Plan, which vested on April 1, 2017. Mr. Shi has sole voting power with respect to the restricted shares but do not have sole or shared dispositive power until the restricted shares vest.

(11)	Includes 40,000 shares underlying options exercisable within 60 days at $1.58 per share.

(12)	Includes 174,546 shares of Common Stock beneficially owned by an entity controlled by Mr. Wang, China Telenet Ventures Limited, and Mr. Wang has voting and dispositive power over the securities held by China Telenet Ventures Limited.

Additional Information about the Company

We file annual, quarterly and other reports with the U.S. Securities and Exchange Commission (the “SEC”). The Company's filings with the SEC are available to the public on the SEC's website at www.sec.gov and on our corporate website at http://corporate.yod.com. You may also read and copy, at the SEC's prescribed rates, any document that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of the Company's filings with the SEC, at no cost, by writing to us at 375 Greenwich Street, Suite 516, New York, New York 10013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the board of directors:

Date: [ ], 2017	By:
Bruno Wu
Chairman

Appendix A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
 For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

Seven Stars Cloud Group, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 1 is hereby amended to read: "The name of the Corporation is Seven Stars Cloud Group, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
57.61%

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 1-5-15